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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CIT Group Inc.


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of CIT Group Inc. (formerly The CIT Group, Inc.) (which also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of CIT Group Inc. (No. 333-98743)) of our report dated January 25, 2001, relating to the consolidated statements of income, changes in shareholders' equity and cash flows of The CIT Group, Inc. and subsidiaries for the year ended December 31, 2000, which report appears in the Transition Report on Form 10-K for the transition period from October 1, 2002 to December 31, 2002 of CIT Group Inc. and the Annual Report on Form 10-K for the fiscal year ended September 30, 2002 of CIT Group Inc., and to the reference to our firm under the heading 'Experts' in the prospectus.



/s/ KPMG LLP
Short Hills, New Jersey
May 8, 2003